Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Shareholder Investment Plan of Wal-Mart Stores, Inc.	Form S-3 File No. 333-02089
(2)	Wal-Mart Stores, Inc. Director Compensation Plan	Form S-8 File No. 333-24259
(3)	Wal-Mart Stores, Inc. 401(k) Retirement Savings Plan	Form S-8 File No. 333-29847
(4)	Wal-Mart Puerto Rico, Inc., 401(k) Retirement Savings Plan	Form S-8 File No. 333-44659
(5)	Wal-Mart Stores, Inc. Associate Stock Purchase Plan of 1996	Form S-8 File No. 333-62965
(6)	Wal-Mart Stores, Inc. Stock Incentive Plan of 2015, which amended and restated the 2010 plan	Form S-8 File No. 333-60329
(7)	Wal-Mart Profit Sharing and 401(k) Plan	Form S-8 File No. 333-109421
(8)	Wal-Mart Stores, Inc. Associate Stock Purchase Plan of 1996	Form S-8 File No. 333-109417
(9)	Wal-Mart Puerto Rico Profit Sharing and 401(k) Plan	Form S-8 File No. 333-109414
(10)	Wal-Mart Stores, Inc. Stock Incentive Plan of 2015, which amended and restated the 2010 plan	Form S-8 File No. 333-128204
(11)	Walmart Deferred Compensation Matching Plan	Form S-8 File No. 333-178717
(12)	Wal-Mart Stores, Inc. Common Stock	Form S-3 ASR File No. 333-178385
(13)	Walmart 401(k) Plan	Form S-8 File No. 333-187577
(14)	Wal-Mart Stores, Inc. Associate Stock Purchase Plan	Form S-8 File No. 333-214060
(15)	Debt Securities of Walmart Inc.	Form S-3 ASR File No. 333-251124
(16)	Walmart Inc. 2016 Associate Stock Purchase Plan	Form S-8 File No. 333-228631
(17)	Walmart Inc. Stock Incentive Plan of 2015	Form S-8 File No. 333-228635
(18)	Walmart 401(k) Plan	Form S-8 File No. 333-233682

of our reports dated March 18, 2022, with respect to the consolidated financial statements of Walmart Inc. and the effectiveness of internal control over financial reporting of Walmart Inc. included in this Annual Report (Form 10-K) of Walmart Inc. for the year ended January 31, 2022.

/s/ Ernst & Young LLP
Rogers, Arkansas
March 18, 2022